Exhibit 24

Power of Attorney

Each of the persons whose signature appears below hereby constitutes and appoints W.J. Galvin, F.L. Steeves, T.G. Westman and J.L. Shively, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the following registration statements to be filed by Emerson Electric Co. (the “Company”) for the registration of shares of the Company’s Common Stock (including Preferred Stock Purchase Rights) and/or plan participation interests in connection with the following specified employee benefit plans of the Company, and any and all supplements and amendments, including post-effective amendments thereto:

(i)	a Registration Statement on Form S-8 for the Company’s Employee Savings Investment Plan and
(ii)	a Registration Statement on Form S-8 for the Company’s Retirement Savings Plan

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The foregoing power of attorney shall include the power to cause such registration statements for such Company employee benefit plans to constitute post-effective amendments to any prior registration statements for such plans.

/s/ D. N. Farr	Chairman of the Board, Chief Executive Officer and President	October 7, 2008
D. N. Farr
/s/ W. J. Galvin	Senior Executive Vice President, Chief Financial Officer and Director	October 7, 2008
W. J. Galvin
/s/ R. J. Schlueter	Vice President and Chief Accounting Officer	October 7, 2008
R. J. Schlueter
/s/ A. A. Busch III	Director	October 7, 2008
A. A. Busch III

/s/ D. C. Farrell	Director	October 7, 2008
D. C. Farrell
/s/ C. Fernandez G.	Director	October 7, 2008
C. Fernandez G.
/s/ A. F. Golden	Director	October 7, 2008
A. F. Golden
/s/ H. Green	Director	October 7, 2008
H. Green
/s/ R. B. Horton	Director	October 7, 2008
R. B. Horton
/s/ W. R. Johnson	Director	October 7, 2008
W. R. Johnson
/s/ V. R. Loucks, Jr.	Director	October 7, 2008
V. R. Loucks, Jr.
/s/ J. B. Menzer	Director	October 7, 2008
J. B. Menzer
/s/ C. A. Peters	Director	October 7, 2008
C. A. Peters
/s/ J. W. Prueher	Director	October 7, 2008
J. W. Prueher
/s/ R. L. Ridgway	Director	October 7, 2008
R. L. Ridgway
/s/ R. L. Stephenson	Director	October 7, 2008
R. L. Stephenson